UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of earliest event reported): June 18, 2012

Synthesis Energy Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33522	20-2110031
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Riverway, Suite 300 Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

(713) 579-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 18, 2012, Synthesis Energy Systems, Inc. (the “Company”) entered into a Share Purchase Agreement (the “Hongye Agreement”) with Hongye International Investment Group Co., Ltd. (“Hongye”), pursuant to which Hongye will acquire 6,175,093 shares (the “Hongye Shares”) of the Company’s common stock, par value $.01 per share (the “Common Stock”), for $1.50 per share, for an aggregate purchase price of $9,262,639, and entered into a Share Purchase Agreement (the “Zhongmo Agreement”) with Shanghai Zhongmo Investment Management Co., Ltd. (“Zhongmo”), pursuant to which Zhongmo will acquire 4,177,335 shares (the “Zhongmo Shares,” and together with the Hongye Shares, the “Shares”) of the Common Stock for $1.50 per share, for an aggregate purchase price of $6,266,002. The terms and conditions of the Hongye Agreement and the Zhongmo Agreement are summarized below. Copies of the Hongye Agreement and the Zhongmo Agreement are filed herewith as Exhibits 10.1 and 10.2, respectively.

The consummation of the transactions contemplated by the Hongye Agreement and the Zhongmo Agreement are each subject to the following conditions precedent: (i) the representations and warranties of all parties shall be true and correct as of the closing date in all material respects as though made at such date (except to the extent that a representation and warranty speaks as of an earlier date, in which case such representation and warranty shall be true as of such earlier date); and (ii) Hongye and Zhongmo, as applicable, shall have engaged a qualified institutional investor (a “QDII”) in China to facilitate their respective purchases. Hongye and Zhongmo have determined that investing through a QDII is the optimal method to complete their investment. Under the QDII scheme in China, qualified securities firms can raise money from Chinese investors through asset management plans approved by the China Securities Regulatory Commission, and apply those funds to an investment in an overseas securities market.

The Hongye Agreement and the Zhongmo Agreement include several post-closing covenants and agreements:

•	Neither Hongye or Zhongmo shall sell, assign or transfer any Shares until the twelve month anniversary of the closing date.

•

For so long as either Hongye or Zhongmo owns at least 5% of the total issued and outstanding shares of Common Stock at any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) is sought, they shall, including by executing a written consent if requested by the Company, vote (or cause to be voted) the Shares in favor of each director nominated by the board of directors of the Company (the “Board”).

•

Until the third anniversary of the closing date, neither Hongye, Zhongmo nor any of their affiliates, shall, without the prior written consent of the Board, directly or indirectly, (i) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (A) any acquisition of any securities or rights to acquire any securities (or any other beneficial ownership thereof) or assets of the Company or any of its subsidiaries (provided that the foregoing shall not apply to any acquisition of securities under the terms hereof); (B) any merger or other business combination or tender or exchange offer involving the Company or any of its subsidiaries; or (C) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) or consents to vote with respect to any voting securities of the Company, or any communication exempted from the definition of “solicitation” by Rule 14a-1(l)(2)(iv) under the Securities Exchange Act of 1934, as amended); (ii) form, join or in any way participate in a “group” (as defined under the Securities Exchange Act of 1934, as amended) with respect to the Company; (iii) have any discussions or enter into any arrangements, understandings or agreements (oral or written) with, or advise, finance, assist or actively encourage, any third party with respect to any of the matters set forth above, or make any investment in any other person that engages, or offers or proposes to engage, in any of such matters; (iv) take any action which might cause or require the Company, Hongye and/or their affiliates to make a public announcement regarding any of the types of matters set forth above; or (v) disclose any intention, plan or arrangement relating to any of the foregoing.

•

The net proceeds received by the Company shall be fully applied to its operations and projects in China and shall be deposited into a bank account in China or Hong Kong controlled by the Company’s China-centric business platform, SES China.

In addition, under the Hongye Agreement, the Company has agreed to certain additional post-closing covenants and agreements:

•

After the closing date, the Company will increase the size of the Board by two (2) and the Board agrees to appoint two (2) individuals identified by Hongye for service as directors on the Board (one of which will be appointed Vice Chairman of the Board) and to annually nominate such individuals for continued service on the Board; provided, however, that if Hongye owns less than 9%, but more than 5%, of the total issued and outstanding shares of Common Stock at any point after the closing date, the Board agrees to appoint one (1) individual identified by Hongye for service as director on the Board and to annually nominate such individual for continued service on the Board, while if Hongye owns less than 5% of the total issued and outstanding shares of Common Stock at any point after the closing date, the Board shall have no further obligation to appoint or nominate any individual identified by Hongye for service as a director. Any person appointed or elected to the Board must meet minimum criteria for service on the Board under applicable Company guidelines, U.S. securities laws and the rules and regulations of the NASDAQ, as determined in the reasonable discretion of the Board, and shall follow all applicable policies and procedures of the Company.

•

After the closing date, and as long as Hongye owns more than 9% of the total issued and outstanding shares of common stock, Hongye shall have the right to appoint one Vice President and a Deputy Financial Director in the Company’s China business. Such Vice President and Deputy Financial Director shall report to the Company’s China Managing Director and China Financial Director, respectively. The qualification and employment terms and conditions of such positions will be subject to the approval of the China Managing Director and the appointees to such positions shall agree to follow all applicable policies and procedures of the Company.

Both the Hongye Agreement and the Zhongmo Agreement may be terminated upon the occurrence of any of the following: (i) by any party if any governmental authority shall have issued an order, decree or ruling enjoining or otherwise prohibiting the transactions contemplated by such agreement; (ii) by any party, if there shall have been a breach of any other party’s covenants, agreements, representations or warranties set forth in such agreement which breach, either individually or in the aggregate, would result in the failure of any condition precedent set forth above; (iii) by any party, if the closing date does not occur by July 31, 2012, provided that such date can be extended by mutual agreement in writing of the parties; or (iv) at any time upon the mutual agreement of the parties. In connection with the execution of the agreement, Hongye will deposit the Renminbi equivalent of US$1,000,000 with the Company. In the event that (a) Hongye terminates the agreement pursuant to (ii) above, (b) Hongye and/or the Company terminate the agreement pursuant to (i) or (iv) above, or (c) closing takes place in accordance with the terms of the agreement, the deposit shall be returned in full to Hongye by the Company. In the event that the agreement is terminated by either Hongye or the Company for any other reason, the Company shall be entitled to retain the deposit.

Item 3.02	Unregistered Sales of Equity Securities

The text set forth in Item 1.01 regarding the sale of the Shares to Hongye and Zhongmo under the Hongye Agreement and the Zhongmo Agreement is incorporated into this section by reference.

Item 7.01	Regulation FD Disclosure

In accordance with General Instruction B.2. of Form 8-K, the information presented under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

On June 18, 2012, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibits

*10.1	Share Purchase Agreement dated June 18, 2012 among Synthesis Energy Systems, Inc. and Hongye International Investment Group Co., Ltd.

*10.2	Share Purchase Agreement dated June 18, 2012 among Synthesis Energy Systems, Inc. and Shanghai Zhongmo Investment Management Co., Ltd.

**99.1	Press Release dated June 18, 2012.

*	Filed herewith
**	Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthesis Energy Systems, Inc.

Dated: June 19, 2012	/s/ Robert Rigdon
Robert Rigdon
President and Chief Executive Officer

Exhibit Index

*10.1	Share Purchase Agreement dated June 18, 2012 among Synthesis Energy Systems, Inc. and Hongye International Investment Group Co., Ltd.

*10.2	Share Purchase Agreement dated June 18, 2012 among Synthesis Energy Systems, Inc. and Shanghai Zhongmo Investment Management Co., Ltd.

**99.1	Press Release dated June 18, 2012.

*	Filed herewith
**	Furnished herewith.